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                                                Exhibit 99.1


FOR IMMEDIATE RELEASE
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Contact:  Steve Ellis
          Director, Corporate Communications
          SAGA SOFTWARE, Inc.
          703-391-8295
          steve.ellis@sagasoftware.com


                        SAGA SOFTWARE AGREES TO ACQUIRE
                             BLUE LOBSTER SOFTWARE


     RESTON, VA, May 20, 1999--SAGA SOFTWARE(TM), Inc. (SAGA(TM)) announced today that it has signed a definitive agreement to acquire San Jose, California-based Blue Lobster Software, Inc. SAGA and Blue Lobster Software expect to close the transaction following the satisfaction of certain pre-closing conditions, including the scheduling and holding of a meeting of the shareholders of Blue Lobster Software.

     SAGA declined to disclose terms and details of the deal other than the purchase price for the acquisition, which is $12 million cash. President and CEO Dan Gillis said he sees the acquisition "enhancing the integration facilities of Sagavista(TM)," SAGA's in-development enterprise integration product suite.

About SAGA SOFTWARE, Inc.

     SAGA, based in Reston, Virginia, provides enterprise systems software and a full suite of enterprise integration solutions that support billions of mainframe transactions daily for some of the world's largest organizations. SAGA's suite of mission critical products and associated professional services take customers from the heart of the enterprise to the desktop, freeing their information and leveraging their IT investment. SAGA's parent company is traded on the New
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York Stock Exchange under the symbol AGS. For further information, please visit the company's Web site at www.sagasoftware.com.
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     The statements contained in this press release include forward-looking statements subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995, including statements concerning certain conditions to the closing of the transaction referenced in the release. These forward-looking statements are based on the company's current knowledge, beliefs, expectations and specific assumptions with respect to future business decisions. Accordingly, the statements are subject to significant potential risks, contingencies and uncertainties that could cause actual operating results, performance or business prospects to differ materially from those expressed in, or implied by, these statements. These potential risks, contingencies and uncertainties include, but are not limited to, significant quarterly and other fluctuations in revenues and results of operations; reliance on Software AG of Darmstadt, Germany for development and timely delivery of products, reliance on acquisitions and the timely development, production, marketing and delivery of new products and services; increased demand for year 2000 products and services; risks associated with conducting a professional services business; reliance on the mainframe computing environment and demand for the company's products; changes in the company's product and service mix and product and service pricing; interoperability of the company's products with leading software applications products; risks of protecting intellectual property rights and litigation; dependence on third-party technology; risks associated with international sales, distributors and operations; dependence on government contracts; control of the company by affiliates; the company's ability to implement its acquisition strategy, successfully integrate any acquired products, services and businesses, adjust to changes in technology, customer preferences, enhanced competition and new competitors in software and professional services markets, maintain and enhance its relationships with vendors, and attract and retain key employees; general economic and business conditions; and other risks detailed from time to time in the company's Securities and Exchange Commission reports. SAGA SOFTWARE, Inc. is not obligated to update the information in the foregoing release.